UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 4, 2015

TSR, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 4, 2015, the Board of Directors of TSR, Inc. (the “Company”) granted Joseph Hughes a ninety (90) day medical leave of absence from his duties and responsibilities as our Chairman, Chief Executive Officer, President and Treasurer, with the express understanding that upon the conclusion of his medical leave, Mr. Hughes will resume his positions. During Mr. Hughes’ leave of absence, Senior Vice President Christopher Hughes will be responsible for the Company’s day to day operations and perform the duties of Chairman, CEO, President and Treasurer.

We issued a press release on June 4, 2015, which we are filing as an exhibit to this Form 8-K and which we incorporate by reference into this Item 5.02.

In satisfaction of the disclosure required pursuant to Sections 401(b) and 401(e) of Regulation S-K, the section of the Company’s 2014 Proxy Statement, filed with the SEC on September 24, 2014, entitled “Directors and Executive Officers of the Company” is incorporated by reference herein. With respect to the disclosure required pursuant to Section 401(d) of Regulation S-K, Joseph Hughes is the father of Christopher Hughes. With respect to Section 404(a) of Regulation S-K, there are no relationships or related transactions between Christopher Hughes and the Company that would be required to be reported.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Description	Number

99.1	Press Release dated June 4, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

By:	/s/ John G. Sharkey
John G. Sharkey
Vice President-Finance, Controller and
Secretary

Date: June 4, 2015

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated June 4, 2015

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